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                                                                       EXHIBIT 1

                                1,395,232 Shares

                           Tower Financial Corporation
                            (an Indiana corporation)

                                  Common Stock
                                 (no par value)

                                AGENCY AGREEMENT

                                  July 22, 2002

Stifel, Nicolaus & Company, Incorporated
501 North Broadway, 9th Floor
St. Louis, Missouri  63102

Fahnestock & Co. Inc.
300 River Place, Suite 4000
Detroit, Michigan  48207

Ladies and Gentlemen:

     TOWER FINANCIAL CORPORATION, an Indiana corporation (the "Company") confirms its agreement with STIFEL, NICOLAUS & COMPANY, INCORPORATED ("Stifel") and FAHNESTOCK & CO. INC. ("Fahnestock, and together with Stifel the "Agents") with respect to the offer and sale by the Company of up to 1,395,232 shares (the "Shares") of common stock, no par value per share (the "Common Stock") of the Company.

     The Company is offering the Shares to the holders of record of Common Stock and the holders of exercisable options to acquire shares of Common Stock (each a "Record Date Holder") at the close of business on May 31, 2002 (the "Record Date"), at a subscription price of $10.75 per share ("Subscription Price") and, subject to the rights of such Record Date Holders described below, to certain other investors.

     Each Record Date Holder will receive one (1) non-transferable subscription right ("Right") for each share of Common Stock held of record and for each exercisable option to acquire a share of Common Stock held at the close of business on the Record Date. For each two (2) Rights that a Record Date Holder receives, he will be able to purchase from the Company one (1) share of Common Stock (an "Underlying Share") at the Subscription Price (the "Basic Subscription Privilege"). Rights may be exercised in whole or in part prior to the Rights Offering Expiration Date (as defined below). No fractional shares will be issued upon the exercise of Rights. Each Record Date Holder who subscribes to purchase the maximum number of whole Underlying Shares pursuant to his Basic Subscription Privilege and is a holder of Common Stock also will be eligible to subscribe at the Subscription Price for Shares (the "Excess Shares") not otherwise purchased by Record Date Holders pursuant to the exercise of


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the Basic Subscription Privilege up to the total number of Excess Shares, subject to availability, proration, and reduction by the Company in certain circumstances and, in all instances, a limit of 100,000 Shares less the number of Shares purchased pursuant to the Basic Subscription Privilege (the "Oversubscription Privilege"). The offer and sale of the Underlying Shares pursuant to the exercise of the Basic Subscription Privilege and the Oversubscription Privilege are referred to herein as the "Rights Offering."

     Record Date Holders may exercise Rights by delivering to EquiServe Trust Company, N.A. (the "Subscription Agent") a properly completed and executed subscription rights certificate together with payment in full of the Subscription Price for each Underlying Share subscribed for by the Record Date Holders. The completed subscription rights certificate and payment of the Subscription Price must be received by the Subscription Agent by the close of business, on August 21, 2002 (the "Rights Offering Expiration Date"). For the purpose of accepting subscriptions in connection with the Rights Offering, payment may be made only (i) by personal check, certified check, bank draft or cashier's check drawn upon a U.S. bank, or (ii) by postal, telegraphic or express money order payable in U.S. dollars to the order of "EquiServe Trust Company, N.A., as Subscription Agent for Tower Financial Corporation."

     To the extent that all of the Underlying Shares are not subscribed for during the Rights Offering, the Company also intends, but is not obligated, to offer, on a limited subscription basis at the Subscription Price, the remaining Shares to potential investors ("Potential Investors") (the "Limited Public Offering"). Subject to availability, proration and reduction by the Company in certain circumstances, the maximum number of Shares that may be subscribed by any Potential Investor is limited to 100,000 Shares, which limitation may be waived by the Company in its sole discretion. The Company reserves the right to accept or reject any subscription in the Limited Public Offering in whole or in part.

     Potential Investors may subscribe to purchase Shares in the Limited Public Offering by delivering to the Subscription Agent a properly completed and executed order form together with payment in full of the Subscription Price for each Share subscribed for. The completed order form and payment of the Subscription Price must be received by the Subscription Agent by the close of business on August 28, 2002 (the "Limited Offering Expiration Date"), unless extended by the Company. In the event the Company extends the Limited Offering Expiration Date beyond September 12, 2002, the Company will allow subscribers in the Offerings to change their subscriptions. For the purpose of accepting subscriptions in connection with the Limited Public Offering, payment may be made only (i) by personal check, certified check, bank draft or cashier's check drawn upon a U.S. bank, or (ii) by postal, telegraphic or express money order payable in U.S. dollars to the order of "EquiServe Trust Company, N.A. as Subscription Agent for Tower Financial Corporation."

     The Rights Offering and the Limited Public Offering are together referred to herein as the "Offerings." The Company reserves the right to terminate either of the Offerings at any time prior to the Closing Date (as defined herein). Subscription proceeds from the Offerings will be held by the Subscription Agent in accordance with Section 2 until the Closing Time (as defined herein), at which time the proceeds from the Offerings, net of commissions, expenses and fees, will be distributed to the Company, unless the Offerings are earlier terminated, at which time the



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proceeds will be promptly returned to each Record Date Holder and Potential
Investor subscribing for Shares, without interest, as set forth in Section 9 hereof.

     Concurrently with the execution of this Agreement, the Company is delivering to the Agents copies of the Prospectus (as defined herein) to be used in the Offerings. Such Prospectus contains information with respect to the Company, on a consolidated basis, and the Shares.

Section 1.  Representations and Warranties.

     (a) The Company represents and warrants to and agrees with the Agents as of the date hereof as follows:

          (i) The reports filed with the Securities and Exchange Commission (the "Commission") by the Company under the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder (the "1934 Act Regulations") at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (ii) The Company has prepared and filed with the Commission a registration statement on Form SB-2 (File Number 333-88852) for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related prospectus subject to completion, and one or more amendments to such registration statement may have been so filed, in each case in conformity in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder (the "1933 Act Regulations"). Copies of such registration statement, including any amendments thereto and any documents incorporated by reference therein, each Preliminary Prospectus (as defined herein) contained therein and the exhibits, financial statements and schedules to such registration statement, as finally amended and revised, have heretofore been delivered by the Company to the Agents. After the execution of this Agreement, the Company will file with the Commission, if then required, (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the 1933 Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A of the 1933 Act Regulations ("Rule 430A") or permitted by Rule 424(b) of the 1933 Act Regulations ("Rule 424(b)") and as have been provided to and not objected to by the Agents prior to (or as are agreed to by the Agents subsequent to) the execution of this Agreement, or (B) if such registration statements, as may have been amended, have not been declared by the Commission to be effective under the 1933 Act, an amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, a copy of which amendment has been furnished to and not objected to by the Agents prior to (or is agreed to by the Agents subsequent to) the execution of this Agreement. The Company will not file any amendment to the Registration Statement or any Preliminary Prospectus or any amendment thereto, of which you have not been previously furnished a copy or to which you or counsel for the Agents shall reasonably object. As used in this Agreement, the term



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"Registration Statement" means such registration statement, as amended at the time when it was or is declared effective under the 1933 Act, including (1) all financial schedules and exhibits thereto, (2) all documents (or portions thereof) incorporated by reference therein filed under the 1934 Act, and (3) any information omitted therefrom pursuant to Rule 430A and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto, including the prospectus subject to completion, if any, included in the Registration Statement and each prospectus filed pursuant to Rule 424(a) under the 1933 Act; and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) or, if no prospectus is required to be filed pursuant to Rule 424(b), the prospectus included in the Registration Statement, in each case including the financial schedules and all documents (or portions thereof) incorporated by reference therein under the 1934 Act. The date on which the Registration Statement becomes effective is hereinafter referred to as the "Effective Date."

          (iii) No order preventing or suspending the use of any Prospectus (or, if the Prospectus is not in existence, the Preliminary Prospectus) has been issued by the Commission, any state or other jurisdiction or other regulatory body, nor has the Commission, any state or other jurisdiction or other regulatory body, to the knowledge of the Company, threatened to issue such an order or instituted proceedings for that purpose. Each Preliminary Prospectus, at the time of filing thereof, (A) complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and (B) did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by Stifel expressly for inclusion in the Prospectus set forth in the first and last paragraphs under the caption "The Offerings - Opinion of Financial Advisor" and the Opinion (as defined hereafter) attached as an appendix thereto (such information referred to herein as the "Agents' Information"). Each Preliminary Prospectus and the Prospectus will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, except to the extent permitted by Regulation S-T.

          (iv) The Registration Statement has been declared effective under the 1933 Act and no post-effective amendment to the Registration Statement has been filed with the Commission as of the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the Company's knowledge, threatened by the Commission, any state or other jurisdiction or other regulatory body. At the Effective Date and at all times subsequent thereto, up to and including the Closing Time, the Registration Statement and any post-effective amendment thereto (A) complied and will comply in all material respects with the requirements of the 1933 Act, and the 1933 Act Regulations and (B) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading; provided, however, that this representation and warranty does not apply to the Agents' Information. At the Effective Date and at all times when the Prospectus is required to be delivered in connection with offers and sales of Shares, including, without limitation, the Closing Date, the Prospectus, as amended or supplemented, (A) complied and will



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comply in all material respects with the requirements of the 1933 Act and the
1933 Act Regulations and (B) did not contain and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to the Agents' Information. Since the date that the Registration Statement was filed with the Commission, no event has or will have occurred which should have been set forth in an amendment or supplement to the Registration Statement which has not then been set forth in such an amendment or supplement. The Registration Statement will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to its EDGAR system, except to the extent permitted by Regulation S-T.

          (v) The Company is duly organized and validly existing under the laws of the State of Indiana, with full corporate and other power and authority to own, lease and operate its properties and conduct its business as described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the Preliminary Prospectus) and as currently being conducted and is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and the Gramm-Leach-Bliley Act (the "GLB Act").

          (vi) The Company has two direct or indirect subsidiaries, Tower Bank & Trust Company (the "Bank") and Tower Capital Trust I (the "Trust") (collectively, the "Subsidiaries"). The Company does not own or control, directly or indirectly, more than 5% of any class of equity security of any corporation, association or other entity other than the Subsidiaries. The Bank is a banking corporation duly organized and validly existing under the laws of the State of Indiana. The Trust is duly organized, validly existing and in good standing as a business trust under the laws of the State of Delaware. Each such Subsidiary has full corporate and other power and authority to own, lease and operate its properties and to conduct its business as described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted. The deposit accounts of the Bank are insured by the Bank Insurance Fund administered by the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum amount provided by law; and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Company, threatened.

          (vii) The Company and each of the Subsidiaries have in effect insurance coverage and bonds with financially sound and respectable insurers, which in respect to amounts, types and risks insured management of the Company and each of the Subsidiaries reasonably believes to be adequate for such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured, all of which insurance is in full force and effect.

          (viii) The Company and each of the Subsidiaries is duly qualified to transact business as a foreign corporation, bank or business trust, as the case may be, and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification except where the failure to so qualify would, individually or in the aggregate, not have a material adverse effect on the condition (financial or otherwise),



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earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis. All of the issued and outstanding shares of capital stock or equity securities, as the case may be, of the Subsidiaries (A) have been duly authorized and are validly issued and (B) are fully paid and nonassessable except to the extent such shares or interests may be deemed assessable under applicable state banking laws. Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company owns all of the issued and outstanding capital stock of the Bank free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon voting or transfer, preemptive rights, claim or equity or other defect. The Company owns all of the issued and outstanding common securities of the Trust free and clear of any security interest, mortgage, pledge, lien, encumbrance, preemptive rights, claim or equity or other defect.

          (ix) The capital stock of the Company conforms to the description thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company. No person has any preemptive or similar right to purchase any shares of capital stock of the Company. Except in each case as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or issued or issuable pursuant to compensatory plans or other programs disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding rights, options or warrants to acquire any capital stock, equity securities or other ownership interests of the Company or the Subsidiaries, and there are no outstanding instruments or securities convertible into or exchangeable for any capital stock, equity securities or other ownership interests of the Company or the Subsidiaries and no restrictions upon the voting or transfer of any capital stock of the Company pursuant to the Company's Articles of Incorporation or bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. As of the date set forth therein, the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (x) The Company has all requisite corporate power and authority to issue, sell and deliver the Shares in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Shares in accordance with such terms and conditions has been validly and sufficiently taken. The Shares, when delivered and paid for in accordance with this Agreement, the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), will be duly and validly issued and outstanding, fully paid and nonassessable, will not be issued in violation of or subject to any preemptive or similar rights, and will conform to the description thereof in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). None of the Shares, immediately prior to delivery, will be subject to any security interest, lien, mortgage, pledge, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect.


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          (xi) The Company and the Subsidiaries have complied in all material respects with all federal, state and local statutes, regulations, ordinances and rules as now in effect and applicable to the ownership and operation of their properties or the conduct of their businesses (including, without limitation, their trust and money management operations) as described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted, except in each case where any such noncompliance would not have a material adverse effect upon the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis.

          (xii) The Company and the Subsidiaries have all permits, easements, consents, licenses, franchises and other governmental and regulatory authorizations from all appropriate federal, state, local or other public authorities ("Permits") as are necessary to own and lease their properties and conduct their businesses in the manner described in and contemplated by the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and as currently being conducted in all material respects except where the failure to possess any such Permits would not have a material adverse effect upon the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis. All Permits are in full force and effect and each of the Company and the Subsidiaries are in all material respects complying therewith, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or will result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be adequately disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Such Permits contain no restrictions that would materially impair the ability of the Company or the Subsidiaries to conduct their businesses in the manner consistent with their past practices. Neither the Company nor the Subsidiaries has received notice or otherwise has knowledge of any proceeding or action relating to the revocation or modification of any such Permit.

          (xiii) Neither the Company nor any of the Subsidiaries is in breach or violation of its corporate charter, by-laws or other governing documents in any material respect. Neither the Company nor any of the Subsidiaries is in violation, breach or default (with or without notice or lapse of time or both) in the performance or observance of any term, covenant, agreement, commitment, obligation, representation, warranty or condition contained in (A) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which breach, violation or default could have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis, and to the knowledge of the Company, no other party has asserted that the Company or any of the Subsidiaries is in such violation, breach or default (provided that the foregoing shall not apply to defaults by borrowers from the Bank), or (B) except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their respective properties the breach, violation or default of which could have a material adverse


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effect on the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company and the Subsidiaries on a consolidated basis.

          (xiv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) do not and will not conflict with, result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or the Subsidiaries or the Shares pursuant to, constitute a breach or violation of, or constitute a default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of the charter, by-laws or other governing documents of the Company or the Subsidiaries, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license, Permit or any other agreement or instrument to which the Company or the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their respective properties which conflict, creation, imposition, breach, violation or default would have either singly or in the aggregate a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis. No authorization, approval, consent or order of or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, except such as have been obtained under the 1933 Act and such as may be required under state securities laws or Interpretations or Rules of the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Shares by the Agents.

          (xv) The Company has all requisite corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws relating to or affecting creditors' rights generally and except as any indemnification or contribution provisions thereof may be limited under applicable laws.

          (xvi) The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good title to all personal property owned by them and material to their business, in each case free and clear of all security interests, liens, mortgages, pledges, encumbrances, restrictions, claims, equities and other defects except such as are referred to or disclosed in the financial statements included in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or such as do not materially affect the value of such property in the aggregate and do not materially interfere with the use made or proposed to be made of such property; and all of the leases material to the operations of the Company and the Subsidiaries under which the Company or the Subsidiaries hold real or personal property are valid, existing and enforceable leases and in full force and effect with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real or


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personal property, and neither the Company nor any of the Subsidiaries is in default in any material respect of any of the terms or provisions of any such leases.

          (xvii) Crowe, Chizek and Company LLP, who has audited certain of the consolidated financial statements of the Company and the Subsidiaries including the notes thereto, included in the Registration Statement and Prospectus, are independent certified public accountants within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants and are independent public accountants with respect to the Company and the Subsidiaries, as required by the 1933 Act and the 1933 Act Regulations.

          (xviii) The consolidated financial statements including the notes thereto, included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) with respect to the Company and the Subsidiaries comply in all material respects with the 1933 Act and the 1933 Act Regulations and present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated statements of operations, cash flows and changes in stockholders' equity of the Company and the Subsidiaries for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The selected consolidated financial data concerning the Company and the Subsidiaries included in the Registration Statement and the Prospectus (or such Preliminary Prospectus) comply in all material respects with the 1933 Act and the 1933 Act Regulations, present fairly the information set forth therein, and have been compiled on a basis consistent with that of the consolidated financial statements of the Company and the Subsidiaries in the Registration Statement and the Prospectus (or such Preliminary Prospectus). The other financial, statistical and numerical information included in the Registration Statement and the Prospectus (or such Preliminary Prospectus) complies in all material respects with the 1933 Act and the 1933 Act Regulations, present fairly the information shown therein, and to the extent applicable have been compiled on a basis consistent with the consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement and the Prospectus (or such Preliminary Prospectus).

          (xix) The Company and the Subsidiaries make and keep accurate books and records reflecting their respective assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed with management's authorization and in accordance with policies established by the boards of directors of the Company and the Bank and by the Administrators of the Trust; (ii) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and the Subsidiaries; (iii) access to the assets of the Company and the Subsidiaries is permitted only in accordance with management's authorization; and (iv) the reported accountability of the assets of the Company and the Subsidiaries is compared with existing assets at reasonable intervals.

          (xx) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except as otherwise stated therein:

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          (A) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree which is material to the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis;

          (B) there has not been any material adverse change in, or any development which is reasonably likely to have a material adverse effect on, the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis, whether or not arising in the ordinary course of business;

          (C) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, which is material to the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis;

          (D) the Company has not declared or paid any cash dividend, and neither the Company nor the Subsidiaries has become delinquent in, or elected to defer, the payment of principal or interest on any outstanding borrowings;

          (E) there has not been any change in the capital stock, equity securities, long-term debt, obligations under capital leases or, other than in the ordinary course of business, short-term borrowings of the Company or the Subsidiaries; and

          (F) there has not occurred any other event and there has arisen no set of circumstances required by the 1933 Act or the 1933 Act Regulations to be disclosed in the Registration Statement or Prospectus which has not been so set forth in the Registration Statement or such Prospectus as fairly and accurately summarized therein.

          (xxi) Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), no charge, investigation, action, suit or proceeding is pending or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiaries or any of their respective properties before or by any court or any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of this Agreement or the transactions contemplated herein or the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis or which is required to be disclosed in the Registration Statement or the Prospectus (or such Preliminary Prospectus) and is not so disclosed.

          (xxii) There are no contracts or other documents required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations that have not been filed as exhibits or incorporated by reference into the Registration Statement, or that are required to be summarized in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) that are not so summarized.

          (xxiii) The Company has not taken, directly or indirectly, any action designed to result in or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the sale or resale of the Shares in violation of the Commission's rules and regulations, including, but not limited to, Regulation M, and the Company is not aware of any such action taken or to be taken by any affiliate of the Company.

          (xxiv) The Company and the Subsidiaries own, or possess adequate rights to use, all patents, copyrights, trademarks, service marks, trade names and other rights necessary to conduct the businesses now conducted by them in all material respects or as described in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and neither the Company nor any of the Subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names or other rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis, and the Company does not know of any basis for any such infringement or conflict.

          (xxv) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), no labor dispute involving the Company or the Subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis or which is required to be disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Neither the Company nor any of the Subsidiaries has received notice of any existing or threatened labor dispute by the employees of any of its principal suppliers, customers or contractors which might be expected to have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis.

          (xxvi) The Company and the Subsidiaries have timely and properly prepared and filed all necessary federal, state, local and foreign tax returns which are required to be filed and have paid all taxes shown as due thereon and have paid all other taxes and assessments to the extent that the same shall have become due, except such as are being contested in good faith or where the failure to so timely and properly prepare and file would not have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company and the Subsidiaries on a consolidated basis. The Company has no knowledge of any tax deficiency which has been or might be assessed against the Company or the Subsidiaries which, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company and the Subsidiaries on a consolidated basis.

          (xxvii) Each of the material contracts, agreements and instruments listed, described, or referred to in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and each contract, agreement and instrument filed as an exhibit to the Registration Statement is in full force and effect and is the legal, valid and binding agreement of the Company or the Subsidiaries, enforceable against the Company or the Subsidiary, as the case may be, in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity, regardless of whether considered in a proceeding at law or in equity, and by/or subject to bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the rights of creditors' rights generally and, in the case of the Bank, by the provisions of the Federal Deposit Insurance Act ("FDIA") affecting the rights of creditors of depository institutions the deposits of which are insured by the FDIC.

          (xxviii) No relationship, direct or indirect, exists between or among the Company or the Subsidiaries, on the one hand, and the directors, officers, trustees, shareholders, customers or suppliers of the Company or the Subsidiaries, on the other hand, which is required to be described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) that is not adequately described therein.

          (xxix) No person has the right to request or require the Company or the Subsidiaries to register any securities for offering and sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, except as disclosed in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (xxx) The Common Stock of the Company has been approved for quotation on The Nasdaq National Market System, and the Shares, when issued, will be eligible for trading thereon.

          (xxxi) Except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no material contractual encumbrances or restrictions or material legal restrictions required to be described therein, on the ability of the Subsidiaries (A) to pay dividends or make any other distributions on its capital stock or to pay any indebtedness owed to the Company, (B) to make any loans or advances to, or investments in, the Company (except as may be restricted by law or regulation in the context of transactions between or among affiliated parties) or (C) to transfer any of its property or assets to the Company.

          (xxxii) The Company is not an "investment company," or an entity "controlled" by an "investment company" or an "investment advisor" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (xxxiii) The Company has not distributed and will not distribute prior to the Closing Date any prospectus in connection with the offering of the Shares, other than a Preliminary Prospectus, the Prospectus, the Registration Statement and the other materials permitted by the 1933 Act and the 1933 Act Regulations and reviewed by or on behalf of the Agents.

          (xxxiv) The activities of the Company and the Subsidiaries are permitted under applicable federal and state banking laws and regulations. The Company and the Subsidiaries have all necessary approvals, including the approval of the Indiana Department of Financial Institutions ("IDFI"), the FDIC and the Board of Governors of the Federal Reserve System ("FRB"), as applicable. Neither the Company nor the Subsidiaries is a party or subject to any agreement or memorandum with, or directive or other order issued by, the FRB, the IDFI, the FDIC or other regulatory authority having jurisdiction over it (each, a "Regulator," and collectively, the "Regulators"), which imposes any restrictions or requirements not generally applicable to entities of the same type as the Company and the Subsidiaries. Neither the Company nor the Subsidiaries is subject to any directive from any Regulator to make any material change in the method of conducting their respective businesses, and no such directive is pending or, to the best knowledge of the Company, threatened by such Regulators.

          (xxxv) The Bank has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal agent, guardian, conservator or investment advisor, in accordance with all material terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company and the Bank on a consolidated basis. Neither the Bank nor any of its directors, officers or employees, has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

          (xxxvi) The conditions for use of Form SB-2, as set forth in the General Instructions thereto, have been satisfied.

          (xxxvii) Neither the Company nor any Subsidiary has any liability under any "pension plan," as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for any employer contribution for the current plan year that has accrued to date. The employee benefit plans (as defined in ERISA), including employee welfare benefit plans (as defined in ERISA), of the Company and each of the Subsidiaries, if any (the "Employee Plans"), have been operated in material compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations (except to the extent such noncompliance would not, in the aggregate, have a material adverse effect upon the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis). No reportable event under Section 4043(c) of ERISA has occurred with respect to any Employee Plan of the Company or the Subsidiaries for which the reporting requirements have not been waived by the Pension Benefit Guaranty Corporation. No prohibited transaction under Section 406 of ERISA, for which an exemption does not apply, has occurred with respect to any Employee Plan of the Company or any of the Subsidiaries. There are no pending or, to the knowledge of the Company, threatened, claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or by any governmental authority or otherwise involving such Employee Plans or any of their respective fiduciaries

(other than for routine claims for benefits). All Employee Plans that are group health plans have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code.

          (xxxviii) Other than as contemplated by this Agreement and as disclosed in the Registration Statement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

          (xxxix) No report or application filed by the Company or the Subsidiaries with any Regulator, as of the date it was filed or amended, failed to comply in all material respects with the applicable requirements of such Regulator.

          (xl) None of the Company, the Subsidiaries or, to the best knowledge of the Company, any other person associated with or acting on behalf of the Company or the Subsidiaries, including, without limitation, any director, officer, agent, or employee of any of the Subsidiaries or the Company has, directly or indirectly, while acting on behalf of such Company or Subsidiary (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (ii) made any unlawful contribution to any candidate for foreign or domestic office, or to any foreign or domestic government officials or employees or other persons charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or to foreign or domestic political parties or campaigns from corporate funds, or failed to disclose fully any contribution in violation of law; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other payment of funds of the Company or a Subsidiary or retained any funds which constitute a material violation of any law, rule or regulation or which was or is required to be disclosed in the Registration Statement or the Prospectus pursuant to the requirements of the 1933 Act or the 1933 Act Regulations.

          (xli) Except as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company knows of no factual basis for any action, suit or other proceeding involving the Company nor the Subsidiaries or any of their material assets for any failure of the Company or any of the Subsidiaries, or any predecessor thereof, to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health or the environment; except where such action, suit or other proceeding would not have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis. Except as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or as would not have a material adverse effect on the condition (financial or otherwise), earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis, none of the property owned or leased by the Company, any of the Subsidiaries is known by the Company to have a material spill, discharge, leak, emission, ejection, escape, dumping, release of any kind or contamination of any waste or hazardous substances, and to the knowledge of the Company neither the Company nor any of the Subsidiaries may be deemed an "owner or operator" of a "facility" or "vessel" which owns, possesses, transports, generates or disposes of a

"hazardous substance" as those terms are defined inss.9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.9601 et seq.

          (xlii) Neither the Company nor any Subsidiary has any agreement or understanding with any person (A) concerning the future acquisition by the Company or the Bank of a controlling interest in either entity or (B) concerning the future acquisition by any person of a controlling interest in the Company or any Subsidiary, in either case that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (xliii) Any certificate signed by any officer of the Company and delivered to either of the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company as to each as to the matters covered thereby.

Section 2. Appointment of the Agents; Fairness Opinion; Sale and Delivery of the
           Shares; Closing.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Stifel as its Lead Marketing Agent and Fahnestock as its Co-Marketing Agent to assist the Company with respect to the Offerings on a "best efforts" basis. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Agents accept such appointments and agree to provide the services to the Company as to the matters described below; provided, however, that the Agents shall not be obligated to sell any minimum number of Shares to any particular category of purchaser or in the aggregate or take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by the Agents pursuant to these appointments include the following: (i) to consult with and advise the Company regarding the structure of the Offerings; (ii) to use their "best efforts" to solicit the exercise of Rights in the Rights Offering and the subscription of Shares in the Limited Public Offering; (iii) to organize and manage the distribution of the Prospectuses as well as to identify Potential Investors; (iv) to establish and staff a toll-free call-in center, available during regular business hours, to provide subscription assistance to Record Date Holders and Potential Investors; and (v) to provide such other general advice and assistance as may be requested by the Company and agreed to by Agents to promote the successful completion of the Offerings.

     (b) Stifel shall also provide financial advice to the Company and, in connection therewith, shall issue an opinion (the "Opinion") to the board of directors of the Company as to whether the Subscription Price of the Shares in the Rights Offering is fair, from a financial point of view, to the existing stockholders of the Company. Stifel has provided its Opinion to the board of directors of the Company as of the date hereof. Stifel shall render its Opinion in accordance with its customary practices, subject to customary assumptions and qualifications as applicable.

     (c) The Company agrees to issue or have issued the Shares sold and to release for delivery certificates for such Shares at the Closing Time against payment therefor by release of funds from the Subscription Agent. The closing shall be held at the offices of Jenkens &

Gilchrist, a Professional Corporation, Dallas, Texas, at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agents by telephone, confirmed in writing, promptly after the Rights Offering Expiration Date and the Limited Offering Expiration Dates, as applicable, of (i) the amount of funds received upon the exercise of Rights in the Basic Subscription Privilege and the Oversubscription Privilege and the number of Shares to be issued to Record Date Holders; (ii) the amount of funds received from the subscription of Shares by the Identified Potential Investors (as defined herein) and the number of Shares to be issued to Identified Potential Investors, if necessary; and (iii) the amount of funds received from the subscription of Shares by Potential Investors who are not otherwise Identified Potential Investors and the number of Shares to be issued to such Potential Investors, if necessary. Certificates for the Shares shall be delivered directly to the purchasers thereof in accordance with their directions. The date upon which the Company shall release for delivery the Shares purchased pursuant to the Offerings, in accordance with the terms hereof, is herein called the "Closing Date." The hour on the Closing Date at which the Company shall release for delivery all of the Shares in accordance with the terms hereof is called the "Closing Time."

     (d) The Closing Date shall occur promptly after the latter to occur of the Rights Offering Expiration Date or the Limited Offering Expiration Date.

     (e) Appropriate arrangements for placing the funds received from subscriptions for the Shares or other offers to purchase Shares were made prior to the commencement of the Rights Offering, with provision for refund to the purchasers as set forth in Section 9 hereof, or for delivery to the Company if Shares are sold. Each subscriber will pay any stock issue and transfer taxes that may be payable with respect to the sale of the Shares.

     (f) In addition to reimbursement of the expenses specified in Section 4 hereof, the Company will pay the following compensation for the services of the Agents hereunder:

          (i) Stifel shall receive a cash fee equal to $100,000 payable upon delivery of the Opinion;

          (ii) the Agents shall receive a fee equal to 1.80% of the aggregate purchase price of the Shares sold (A) in the Rights Offering pursuant to the exercise of the Rights (whether by Basic Subscription Privilege or Oversubscription Privilege) by Record Date Holders, and (B) to any existing shareholders of the Company and to certain other Potential Investors previously identified in writing by the Company and Stifel (the "Identified Potential Investors") in the Limited Public Offering; and

          (iii) the Agents shall receive a fee equal to 6.50% of the aggregate purchase price of the Shares sold to Potential Investors, who are not Identified Potential Investors, in the Limited Public Offering.

     All fees payable to the Agents hereunder shall be payable in immediately available funds. The amount due to Stifel pursuant to Section 2(f)(i) shall be due upon delivery of the Opinion. The amount due pursuant to Section 2(f)(ii) and (iii) shall be due at the Closing Time.

Section 3.  Covenants of the Company.

     The Company covenants with the Agents as follows:

     (a) If the Registration Statement has become or becomes effective pursuant to Rule 430A and information has been omitted therefrom in reliance on Rule 430A, then the Company will prepare and file in accordance with Rule 430A and Rule 424(b) copies of the Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including the Prospectus) containing all information so omitted and will provide evidence satisfactory to the Agents of such timely filing.

     (b) The Company shall notify the Agents immediately, and, if requested by the Agents, shall promptly confirm such notice in writing:

          (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, has become effective, or when the Prospectus or any supplement to the Prospectus or any amended Prospectus has been filed;

          (ii) of the receipt of any comments or requests from the Commission relating in any way to the Registration Statement, any Preliminary Prospectus or the Prospectus;

          (iii) of any request of the Commission to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; and

          (iv) of the issuance by the Commission or any state or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or suspending the qualification of any of the Shares for offering or sale in any jurisdiction or the institution or threat of institution of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or of any other such order and if any such order is issued, to cause such order to be withdrawn or lifted as soon as possible.

     (c) The Company shall furnish to the Agents, from time to time without charge, as soon as available, as many copies as the Agents may reasonably request of (i) the Registration Statement as originally filed and of all amendments thereto, in executed form, including exhibits, whether filed before or after the Effective Date, (ii) all exhibits and documents incorporated therein or filed therewith, (iii) all consents and certificates of experts in executed form, (iv) the each Preliminary Prospectus and all amendments and supplements thereto, and (v) the Prospectus, and all amendments and supplements thereto.

     (d) During the time when a Prospectus is required to be delivered under the 1933 Act, the Company shall comply to the best of its ability with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated herein and in the Prospectus. The Company shall not file any amendment to the Registration Statement and shall not make any amendment or supplement to the most recent Preliminary Prospectus or to the Prospectus unless the Agents shall previously have been advised in writing and provided a copy a reasonable time prior to the proposed filings thereof and the Agents or counsel for the Agents shall not have objected to such proposed filing. If it is necessary, in the Company's reasonable opinion or in the reasonable opinion of the Company's counsel, to amend or supplement the Registration Statement or the Prospectus in connection with the distribution of the Shares, the Company shall forthwith amend or supplement the Registration Statement or the Prospectus, as the case may be, by preparing and filing with the Commission (provided the Agents or counsel for the Agent do not reasonably object), and furnishing to the Agents such number of copies as you may reasonably request of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or the Prospectus, as the case may be (in form and substance reasonably satisfactory to the Agents and counsel for the Agents). If any event shall occur as a result of which it is necessary to amend or supplement the Prospectus to correct an untrue statement of a material fact or to include a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary at any time to amend or supplement the Prospectus to comply with the 1933 Act and the 1933 Act Regulations, the Company shall, subject to the second sentence of this subsection (d), forthwith at their cost and expense amend or supplement the Prospectus by preparing and filing with the Commission, and furnishing to you, such number of copies as you may reasonably request of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance satisfactory to you and counsel for the Agents) so that, as so amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) The Company will use its best efforts, in cooperation with the Agents and counsel for the Agents, in order to qualify the Shares for offering and sale under the securities or blue sky laws, if required, of such jurisdictions as may be reasonably necessary, in the mutually agreed upon opinion of the Company and the Agents, to conduct the Offering and shall continue such qualifications in effect so long as may be advisable for distribution of the Shares; provided, however, that the Company shall not be required to qualify to do business as a foreign corporation or to file a general consent to service of process in any jurisdiction. The Company shall file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above. The Company will notify the Agents immediately of, and confirm in writing, the suspension of qualification of the Shares or threat thereof in any jurisdiction.

     (f) The Company shall make generally available to their security holders in the manner contemplated by Rule 158 of the 1933 Act Regulations and furnish to you as soon as practicable, but in any event not later than 16 months after the Effective Date, a consolidated earnings statement of the Company in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, conforming with the requirements of Section 11(a) of the 1933 Act and Rule 158.

     (g) The Company shall use the net proceeds from the sale of the Shares hereunder in the manner specified in the Prospectus under the caption "Use of Proceeds."

     (h) For five years from the Effective Date, the Company shall furnish to the Agents copies of all reports and communications (financial or otherwise) furnished by the Company to the holders of the Common Stock as a class, copies of all reports and financial statements filed with or furnished to the Commission (other than portions for which confidential treatment has been obtained from the Commission) or with any national securities exchange or The Nasdaq National Market System or other self-regulatory organization and such other documents, reports and information filed by the Company or any of the Subsidiaries with any governmental agency concerning the business and financial condition of the Company or the Subsidiaries as any of the Agents may reasonably request, other than such documents, reports and information for which the Company or any of the Subsidiaries has obtained confidential treatment or has the legal obligation not to reveal to the Agents.

     (i) For a period of 180 days from the Effective Date, the Company shall not, directly or indirectly, offer for sale, sell or agree to sell or otherwise dispose of any shares of Common Stock (other than pursuant to this Agreement) or any securities of the Company that are substantially similar to the Common Stock, or securities convertible into, exercisable or exchangeable for, or are the voting equivalent of, the Common Stock or that represent the right to receive any such beneficial interest or substantially similar securities, without the prior written consent of Stifel other than the issuance of options pursuant to existing employee stock option plans and the issuance of Common Stock upon the exercise of options currently outstanding under such plans.

     (j) The Company either has caused to be delivered to Stifel or will cause to be delivered to Stifel prior to the Effective Date a letter from each of the Company's directors and executive officers stating that such person agrees that he or she will not, without Stifel's prior written consent, directly or indirectly, offer for sale, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to purchase Common Stock (except for the exercise of stock options previously issued), for a period of 180 days after the Effective Date (the "Lock-Up Agreement"). The Company shall not recognize any transfers of Common Stock made in violation of such Lock-Up Agreement.

     (k) The Company shall use its best efforts to obtain any necessary approval for the inclusion of the Shares on The Nasdaq National Market System, or in lieu thereof on a national securities exchange, and shall use its best efforts to cause the Common Stock to remain so quoted for at least three years from the Effective Date or for such shorter period as may be specified in a written consent of Stifel and will file with The Nasdaq National Market System all documents and notices required by The Nasdaq National Market System of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by The Nasdaq National Market System.

     (l) The Company will promptly provide you with copies of all correspondence to the Commission from the Company or from the Commission to the Company in connection with (i) the registration of the Shares under the 1933 Act or (ii), from the date of this Agreement and through the Closing Date, the Company, generally.

     (m) Subsequent to the date of this Agreement and through the Closing Date neither the Company nor any of the Subsidiaries shall, except in the ordinary course of business, take any action (or refrain from taking any action) which will result in the Company or the Subsidiaries incurring any material liability or obligation, direct or contingent, or enter into any material transaction or take or refrain from taking any action which will cause or result in any material adverse change in the financial position, capital stock, or any material increase in long- term debt, obligations under capital leases or short-term borrowings of the Company and the Subsidiaries on a consolidated basis.

     (n) The Company shall not, for a period of 180 days after the date hereof, without the prior written consent of Stifel, purchase, redeem or call for redemption, or prepay or give notice of prepayment (or announce any redemption or call for redemption, or any repayment or notice of prepayment) of the Company's securities.

     (o) The Company shall not take, directly or indirectly, any action designed to result in or which constitutes or which might reasonably be expected to (i) cause or result in stabilization or manipulation of the price of any security of the Company in connection with the sale or resale of the Shares or (ii) otherwise violate the Commission's Regulation M, and the Company is not aware of any such action taken or to be taken by any affiliate of the Company.

     (p) Prior to the Closing Time, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, the Subsidiaries or the offering of the Shares without the prior written consent of Stifel.

     (q) The Company will establish appropriate procedures to ensure that, prior to the issuance of the Shares, subscription funds are held in a separate escrow account and not in the Company's general funds. The Company may appoint one or more subscription agents and/or escrow agents, who are acceptable to the Agents, to assist the Company in connection with the receipt and escrow of subscription funds.

     (r) The Company will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding" in connection with the sale of the Shares.

     (s) Other than the Prospectus or as permitted by applicable law, the Company will not distribute any prospectus or other offering material in connection with the offer and sale of the Shares and will not publish any writing which constitutes an offer or prospectus.

     (t) The Company will use all reasonable efforts to comply with such requirements as may be necessary for the Agents or other brokerage firms to make an active market for the Common Stock.

     (u) The Company will cause to be maintained records of all funds submitted to the Subscription Agent, in connection with the Offerings, to enable the Company to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the offering as described in the Prospectus.

     (v) The Company will use its best efforts to consummate the Offering as contemplated by this Agreement.

Section 4.  Payment of Expenses.

     Whether or not this Agreement is terminated or the sale of any of the Shares is consummated, the Company covenants and agrees that it will pay or cause to be paid (directly or by reimbursement) all costs and expenses incident to the performance of its obligations under this Agreement, including:

     (a) the preparation, printing, filing, delivery and shipping of the initial registration statement, each Preliminary Prospectus, the Registration Statement and the Prospectus and any amendments or supplements thereto, and the printing, delivery and shipping of this Agreement and any other documents (including, without limitation, questionnaires, powers of attorney, and subscription agreements);

     (b) all fees, expenses and disbursements of the Company's counsel and accountants;

     (c) all fees and expenses incurred in connection with the qualification of the Shares under the securities or blue sky laws of such jurisdictions as mutually agreed to by the Agents and the Company, including all filing fees, if any, and fees and disbursements of the Company's and the Agents' counsel in connection therewith, including, without limitation, in connection with the preparation of the Preliminary and Final Blue Sky Memoranda and any legal investment surveys and any supplements thereto;

     (d) all fees and expenses incurred in connection with filings made with the NASD;

     (e) any applicable fees and other expenses incurred in connection with the inclusion of the Shares in The Nasdaq National Market System;

     (f) the cost of furnishing the Agents and its legal counsel copies of the initial registration statements, any Preliminary Prospectus, the Registration Statement and the Prospectus and all amendments or supplements thereto;

     (g) the costs and charges of any transfer agent or registrar and the fees and disbursements of counsel for any transfer agent or registrar;

     (h) all costs and expenses (including stock transfer taxes) incurred in connection with the printing, issuance and delivery of the Shares;

     (i) all other costs and expenses incident to the performance of the obligations of the Company hereunder that are not otherwise specifically provided for in this Section 4.

     In addition, whether or not this Agreement is terminated or the sale of any of the Shares is consummated, the Company will reimburse the Agents, upon request, for their reasonable out of pocket expenses, including reasonable travel expenses, outside computer charges and fees and expenses of legal counsel in connection with its activities hereunder, not to exceed $100,000 without the consent of the Company. This expense reimbursement will cover all work done by the Agents or their counsel in connection with any discussion of the offering of the Shares or the contents of the Registration Statement, any investigation of the Company and the Subsidiaries or any preparation for the marketing, issuance, purchase, sale or delivery of the Shares. This expense reimbursement will not be reduced by any amounts paid by the Company to Stifel or Stifel's legal counsel prior to the date of this Agreement in reimbursement of legal fees.

Section 5.  Conditions of the Agents' Obligations.

     The Company and the Agents agree that the issuance and the sale of the Shares and all obligations of the Agents hereunder are subject to (i) the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of the Closing Date, (ii) the accuracy of the written statements of officers and directors of the Company made pursuant to the provisions hereof, (iii) the performance by the Company of its obligations hereunder, and (iv) the following further conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order suspending the sale of the Shares in any jurisdiction shall have been issued, and no order, directive, request or other correspondence has been received by the Company or the Bank from the FRB, the IDFI or the FDIC which could have the effect of delaying or canceling the Offering.

     (b) At the Closing Time, the Agents shall have received:

          (i) The favorable opinion, dated as of Closing Date, of Baker & Daniels, counsel for the Company and the Bank, in form and substance satisfactory to counsel for the Agents, to the effect that:

               (A) The Company has been duly incorporated and is validly existing under the laws of the State of Indiana, and is duly registered as a financial holding company under the BHC Act and the GLB Act. Each of the Subsidiaries is validly existing under the laws of its jurisdiction of incorporation or organization. Each of the Company and the Subsidiaries has full corporate and other power and authority to own or lease its properties and to conduct its business as such business is described in the Prospectus. All outstanding shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and nonassessable except to the extent such shares may be deemed assessable under applicable state banking laws, and, to the best of such counsel's knowledge after due inquiry, except as disclosed in the Prospectus, there are no outstanding rights, options or warrants to purchase any such shares or securities convertible into or exchangeable for any such shares. All outstanding securities of the Trust have been duly authorized and validly issued and are fully paid and nonassessable, and, to the best of such counsel's knowledge after due inquiry, except as disclosed in the Prospectus, there are no outstanding rights, options or warrants to purchase any such shares or securities convertible into or exchangeable for any such securities.

               (B) The capital stock of the Company conforms to the description thereof contained in the Prospectus in all material respects. To the best of such counsel's knowledge, the equity capitalization of the Company as of March 31,

2002 is as set forth under the caption "Capitalization" in the Prospectus, and the outstanding capital stock of the Company has been duly authorized and validly issued, and is fully paid and nonassessable and is not in violation of or subject to any other rights to subscribe for or purchase any securities. The form of certificates to evidence the Shares has been approved by the Company and is in due and proper form and complies with all applicable requirements. To the best of such counsel's knowledge, there are no outstanding rights, options or warrants to purchase, no other outstanding securities convertible into or exchangeable for, and no commitments, existing approved plans or arrangements to issue, any shares of capital stock of the Company except as described in or contemplated by the Prospectus.

               (C) All necessary corporate actions required to be taken by the Company for the authorization, issuance, sale and delivery of the Shares in accordance with the terms and conditions of the Offerings as set forth in the Prospectus have been duly and validly taken. The Shares have been duly and validly authorized, and when issued and delivered by the Company against payment of the consideration therefor in the manner described in the Prospectus, the Shares will be fully paid and nonassessable. The Common Stock of the Company has been approved for quotation on The Nasdaq National Market System, and no further action is required to render the Shares eligible for trading therein upon issuance. There are no preemptive or other rights to subscribe for or to purchase, and other than as disclosed in the Prospectus no restrictions upon the voting or transfer of, any shares of capital stock or equity securities of the Company or the Subsidiaries pursuant to the corporate charter, by-laws or other governing documents of the Company or the Subsidiaries, or, to the best of such counsel's knowledge after due inquiry, any agreement or other instrument to which either Company or any of the Subsidiaries is a party or by which either Company or any of the Subsidiaries may be bound.

               (D) The Company has all requisite corporate power to enter into and perform its obligations under this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement hereof or thereof may be limited by general principles of equity, regardless of whether considered in a proceeding at law or in equity, and by bankruptcy or other laws relating to or affecting creditors rights generally and except as the indemnification and contribution provisions hereof may be limited under applicable laws and certain remedies may not be available in the case of a non-material breach.

               (E) To the best of such counsel's knowledge after due inquiry, neither the Company nor any of the Subsidiaries is in breach or violation of, or default under, with or without notice or lapse of time or both, its corporate charter, by- laws or governing documents to the extent, in each case, that any violation, conflict or default would reasonably be expected to have a material adverse effect on the Company and the Subsidiaries taken as a whole. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement, (A) do not violate or conflict with their respective governing documents, and (B) to the best of such counsel's knowledge after due inquiry, do not conflict with, or constitute a material default or result in the imposition of any material lien, charge, encumbrance or restriction upon any property or assets of the Company or the Subsidiaries, or constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, or other agreement, to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, or, to the best of such counsel's knowledge after due inquiry, any order, decree, judgment, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of their respective properties, to the extent, in each case, that any such violation, conflict, default or lien would reasonably be expected to have a material adverse effect on the Company and the Subsidiaries on a consolidated basis.

               (F) To the best of such counsel's knowledge after due inquiry, holders of securities of the Company either do not have any right that, if exercised, would require the Company to cause such securities to be included in the Registration Statement or have waived such right. To the best of such counsel's knowledge after due inquiry, neither the Company nor any of the Subsidiaries is a party to any agreement or other instrument which grants rights for or relating to the registration of any securities of the Company.

               (G) Except as set forth in the Registration Statement and the Prospectus, to the best of such counsel's knowledge after due inquiry,
          (i) no action, suit or proceeding at law or in equity is pending or threatened in writing to which the Company or the Subsidiaries is or is threatened to be made a party, and (ii) no action, suit or proceeding is pending or threatened in writing against or affecting the Company or the Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the Offerings or the issuance and sale of the Shares as contemplated herein or the financial condition, earnings, affairs, business, prospects, or results of operations of the Company and the Subsidiaries on a consolidated basis or which is required to be disclosed in the Registration Statement or the Prospectus and is not so disclosed.

               (H) No authorization, approval, consent or order of or filing, registration or qualification with, any person, court, governmental body or authority is required in connection with the transactions contemplated by this Agreement, the Registration Statement and the Prospectus, except such as have been obtained under the 1933 Act, the 1934 Act, state securities laws, and except such as may be required under Interpretations or Rules of the NASD, in connection with the purchase and distribution of the Shares by the Agents and from The Nasdaq National Market System relating to the listing of the Shares.

               (I) The Registration Statement and the Prospectus and any amendments or supplements thereto (other than the financial statements or other financial data included therein or omitted therefrom and Agents' Information as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations as of their respective dates of effectiveness or issuance and the conditions for use of Form SB-2 have been satisfied.

               (J) To the best of such counsel's knowledge after due inquiry, there are no contracts, agreements, leases or other documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not so disclosed or filed.

               (K) The statements under the captions "Business - Regulation and Supervision," "Description of Capital Stock," "Shares Eligible for Future Sale," and "Federal Income Tax Consequences" in the Prospectus, insofar as such statements constitute matters of law, legal conclusions or summaries of legal and regulatory matters or the Company's charter and bylaws, are accurate descriptions of the matters purported to be summarized therein in all material respects and fairly present the information called for with respect to such legal and regulatory matters.

               (L) Such counsel has been advised by the staff of the Commission that the Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made within the time period required by Rule 424(b); to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for a stop order are pending or threatened by the Commission.

               (M) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, the Company will not be, an "investment company," or an entity "controlled" by an "investment company" as defined in the Investment Company Act.

     In giving the above opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company including, without limitation, certificates as to the identity of any and all material contracts, indentures, mortgages, deeds of trust, loans or credit agreements, notes, leases, franchises, licenses or other agreements or instruments, and all material permits, easements, consents, licenses, franchises and government regulatory authorizations and certificates of public officials. In rendering such opinions, all statements contained therein "to our knowledge" or "to our attention" means the actual knowledge of the attorneys who have worked on the transactions contemplated herein.

     Such counsel shall also confirm that, in connection with the preparation of the Registration Statement and Prospectus, such counsel has participated in conferences with officers and directors of the Company and with their independent public accountants and with you and your counsel, at which conferences such counsel discussed the contents of the Registration Statement and Prospectus and such counsel reviewed certain documents (without taking further action to verify independently the statements made in the Registration Statement and the Prospectus, and without assuming responsibility for the accuracy or completeness of such statements, except to the extent expressly provided in paragraphs (B) and (J) above), and such counsel has no reason to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements and related schedules and statistical data included therein or omitted therefrom or Agents' Information, as to which such counsel need express no opinion), at the time the Registration Statement or any such amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) that the Prospectus or any amendment or supplement thereto and the documents incorporated therein by reference (except for the financial statements and related schedules and statistical data included therein or omitted therefrom or Agents' Information, as to which such counsel need express no opinion), at the time the Registration Statement became effective (or, if the term "Prospectus" refers to the prospectus first filed pursuant to Rule 424(b) of the 1933 Act Regulations, at the time the Prospectus was issued), at the time any such amended or supplemented Prospectus was issued, at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) that there is any amendment to the Registration Statement required to be filed that has not already been filed.

          (ii) The favorable opinion, dated as of Closing Date, of Jenkens & Gilchrist, a Professional Corporation, counsel for the Agents, with respect to the validity of the Shares, the Registration Statement, the Prospectus, as amended or supplemented, and such other related matters as the Agents may reasonably require, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In giving such opinion, Jenkens & Gilchrist, a Professional Corporation, may rely as to matters of fact upon statements and certifications of officers of the Company and its Subsidiaries and of other appropriate persons and may rely as to matters of law, other than the law of the United States, upon the opinions of Baker & Daniels herein.

     (c) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, or business of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of the President and Chief Executive Officer of the Company, and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Date, to the effect that
(i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company from the date of the latest statement of financial condition of the Company, the Bank or the Subsidiaries as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, except as to any such representation or warranty which specifically relates to an earlier date, (v) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (d) On the date of this Agreement, the Agents shall have received from Crowe, Chizek and Company LLP a letter, dated the date of this Agreement, in form and substance satisfactory to the Agents, confirming that they are independent public accountants with respect to the Company and the Subsidiaries, within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that:

          (i) In their opinion, the consolidated financial statements of the Company audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.

          (ii) On the basis of the procedures specified by the American Institute of Certified Public Accountants as described in SAS No. 71, "Interim Financial Information," inquiries of officials of the Company responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, which procedures do not constitute an audit in accordance with U.S. generally accepted auditing standards, nothing came to their attention that caused them to believe that, if applicable, the unaudited interim consolidated financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not in conformity with U.S. generally accepted accounting principles applied on a basis substantially consistent, except as noted in the Registration Statement, with the basis for the audited consolidated financial statements of the Company included in the Registration Statement.

          (iii) On the basis of limited procedures, not constituting an audit in accordance with U.S. generally accepted auditing standards, consisting of a reading of the unaudited interim financial statements and other information referred to below, a reading of the latest available unaudited condensed consolidated financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements of the Company included or incorporated by reference in the Registration Statement, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock of the Company, any increase in the consolidated debt of the Company, any decreases in consolidated total assets or stockholders' equity of the Company, or any changes, decreases or increases in other items specified by the Agents, in each case as compared with amounts shown in the latest unaudited interim consolidated statement of financial condition of the Company included in the Registration Statement except in each case for changes, increases or decreases which the Registration Statement specifically discloses have occurred or may occur or which are described in such letter; and

               (B) for the period from the date of the latest unaudited interim consolidated financial statements of the Company included or incorporated by reference in the Registration Statement to the specified date referred to in Clause (iii)(A), there were any decreases in the consolidated interest income, net interest income or net income of the Company or in the per share amount of net income of the Company or any changes, decreases or increases in any other items specified by the Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letter.

          (iv) In addition to the audit referred to in their report included or incorporated by reference in the Registration Statement and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (ii) and (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with U.S. generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records and consolidated financial statements of the Company which appear in the Registration Statement, and have compared such amounts, percentages and financial information with the accounting records and the material derived from such records and consolidated financial statements of the Company and have found them to be in agreement.

     In the event that the letters to be delivered on the date hereof and on the Closing Date referred to above set forth any such changes, decreases or increases as specified in Clauses (iii)(A) or (iii)(B) above, or any exceptions from such agreement specified in Clause (iv) above, it shall be a further condition to the obligations of the Agents that the Agents shall have determined, after discussions with officers of the Company responsible for financial and accounting matters, that such changes, decreases, increases or exceptions as are set forth in such letters do not (x) reflect a material adverse change in the items specified in Clause (iii)(A) above as compared with the amounts shown in the latest unaudited consolidated statement of financial condition of the Company included or incorporated by reference in the Registration Statement, (y) reflect a material adverse change in the items specified in Clause (iii)(B) above as compared with the corresponding periods of the prior year or other period specified by the Agents, or (z) reflect a material adverse change in items specified in Clause (iv) above from the amounts shown in the most recent Preliminary Prospectus distributed by the Agents in connection with the offering contemplated hereby or from the amounts shown in the Prospectus.

     (e) At the Closing Time, the Agents shall have received from Crowe, Chizek and Company LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to Subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

     (f) At the Closing Time, counsel for the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Agents and counsel for the Agents.

     (g) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agents, are so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or orders, for the sale of the Shares, and
(ii) trading generally on either the New York Stock Exchange or The Nasdaq National Market System shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either the New York Stock Exchange, The Nasdaq National Market System or by order of the Commission or any other governmental authority, and (iii) a banking moratorium shall not have been declared by federal or Indiana authorities.

Section 6.  Indemnification.

     (a) The Company will indemnify and hold harmless the Agents against any losses, claims, damages or liabilities, joint or several, to which the Agents may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are related to the Offering, or any action taken by the Agents where acting as agent of the Company or as otherwise described in Section 2 hereof, or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agents for any legal or other expenses reasonably incurred by the Agents in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein, in accordance with Section 6(b) hereof.

     (b) The Agents, jointly and severally, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claims as such expenses are incurred. The Company acknowledges for all purposes of this Agreement that the statements set forth in the first and last paragraphs under the caption "The Offerings - Opinion of Financial Advisor" in the Prospectus and the Opinion attached as an appendix thereto constitute the only information that has been furnished in writing by Stifel for inclusion in the Registration Statement or the Prospectus, each as amended or supplemented or any amendment or supplement thereto. The Company acknowledges that Fahnestock has not furnished any written information to the Company for inclusion in the Registration Statement or the Prospectus.

     (c) Promptly after receipt by an indemnified party under Subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agents within the meaning of the 1933 Act or who is an affiliate or partner of the Agents; and the obligations of the Agents under this Section 6 shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to




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
each other person, if any, who controls the Company within the meaning of the 1933 Act or who is an affiliate of the Company.

Section 7.  Contribution.

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agents, as incurred, in such proportions (i) that the Agents are responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company is responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company on the one hand and the Agents on the other, as reflected in clause (i), but also the relative fault of the Company on the one hand and the Agents on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls one of the Agents within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Agents, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agents be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agents are entitled and actually paid pursuant to this Agreement. Neither party shall be liable for contribution for claims settled without such party's consent provided such consent is not unreasonably withheld.

Section 8.  Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agents or controlling person, or by or on behalf of the Company, and shall survive delivery of the Shares.

Section 9.  Termination of Agreement.

     (a) The Agents may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), results of operations, or business of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (ii) if there has occurred any material adverse change in the financial markets in the

United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agents, are so material and adverse as to make it impracticable to market the Shares or to enforce contracts, including subscriptions or orders, for the sale of the Shares; (iii) if trading generally on either the New York Stock Exchange or The Nasdaq National Market System has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either the New York Stock Exchange, The Nasdaq National Market System or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or Indiana authorities;
(iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company or the Bank or the prospective market for the Company's securities as in the Agents' good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Shares; (vi) if the Company shall have terminated either the Rights Offering or the Limited Public Offering; or (vii) if either of the Offerings are not consummated for any other reason, prior to September 12, 2002.

     (b) If this Agreement is terminated pursuant to this Section or if the Company shall terminate either the Rights Offering or the Limited Public Offering prior to the Closing Date, the Company shall immediately notify the Subscription Agent who shall refund to any persons who have subscribed for any of the Shares in such terminated offering the full amount which it may have received from them, without interest, as provided in the Prospectus, such termination shall be without liability of any party to any other party except that the provisions of Section 4 hereof relating to reimbursement of expenses and the provisions of Section 6 hereof shall survive any termination of this Agreement.

Section 10.  Notices.

     Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, mailed by registered or certified mail, return receipt requested, or transmitted by any standard form of telecommunication and confirmed. Notices to the Company shall be sent to Tower Financial Corporation, 116 East Berry Street, Fort Wayne, IN 46802 Attention: Donald F. Schenkel, President. (with a copy to Baker & Daniels, 111 East Wayne Street, Suite 800, Fort Wayne, IN 46802, Attention: Lawrence Shine, Esq.) and notices to the Agents shall be sent to Stifel, Nicolaus & Company, Incorporated, 501 North Broadway, 9(th) Floor, St. Louis, Missouri 63102, Attention: Patrick R. Koster (with a copy to Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, Attention: Peter Weinstock, Esq.). In all dealings with the Company under this Agreement, Stifel, Nicolaus & Company, Incorporated shall act as the Representative of and on behalf of the Agents, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Agents, made or given by Stifel, Nicolaus & Company, Incorporated on behalf of the Agents, as if the same shall have been made or given in writing by the Agents.

Section 11.  Parties.

     The Agreement herein set forth, including all conditions and provisions hereof, is made solely for the benefit of the Agents and the Company and, to the extent expressed, directors, trustees and officers of the Company, any person controlling the Company or the Agents, and their respective successors and assigns. No other person shall acquire or have any right under or by virtue of this Agreement.

Section 12.  Governing Law.

     This Agreement shall be governed by the laws of the State of New York, without giving effect to the choice of law or conflicts of law principles thereof.

Section 13.  Authority.

     Any certificate signed by an authorized officer of the Company and delivered to the Agents or to counsel for the Agents pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

Section 14.  Counterparts.

     This Agreement may be executed by facsimile and in one or more counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement.

Section 15.  Amendment.

     No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

Section 16.  Severability.

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 17.  Headings.

     Section headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

                     SIGNATURES APPEAR ON THE FOLLOWING PAGE

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

                                        Very truly yours,

                                        TOWER FINANCIAL CORPORATION

                                        By:
                                            ----------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                               -------------------------------

       CONFIRMED AND ACCEPTED, as of the date first above written:

                                        STIFEL, NICOLAUS & COMPANY,
                                        INCORPORATED

                                        By:
                                            ----------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                               -------------------------------

                                        FAHNESTOCK & CO. INC.

                                        By:
                                            ----------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                               -------------------------------




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